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                                                  Page 18 of 18

                          EXHIBIT INDEX

Exhibit  Description                              Page
- -------  -----------                              ----

1-A Form of Confirmation of Bid with schedulesFiled herewith constituting the form of Purchase Agreement

1-B      Form of Underwriting Agreement           Filed herewith

1-C      Form of Distribution Agreement           Filed herewith

4-C      Form of Supplemental Indenture           Filed herewith

4-D      Certificate as to Form                   Filed herewith

5        Opinion of Counsel                       Filed herewith

12       Statement re computation of ratios       Filed herewith

23       Consent of Coopers & Lybrand L.L.P.      Filed herewith

24-A     Certified copy of vote of Board of       Filed under cover
         Directors, containing power of attorney  of Form SE

24-B     Power of Attorney                        Filed under cover
                                                  of Form SE

25       Statement of eligibility and             Filed under cover
         qualification of State Street Bank       of Form SE
         and Trust Company (Form T-1)

26       Form of Public Invitation for Bids       Filed herewith

27       Financial Data Schedule                  Filed herewith